Exhibit 99.1

PRESS RELEASE

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PHILIP MORRIS INTERNATIONAL PUBLISHES BUSINESS TRANSFORMATION-LINKED FINANCING FRAMEWORK, FURTHER DEMONSTRATING ITS COMMITMENT TO ACCELERATING THE END OF SMOKING

NEW YORK, August 27, 2021 -- Philip Morris International Inc. (PMI) (NYSE: PM) today published its business transformation-linked financing framework (“Framework”), which integrates the company’s smoke-free transformation into its financing strategy.
“To strengthen our commitment and further highlight to stakeholders the seriousness of our smoke-free ambitions, we wish to link our most material sustainability priorities to our financing,” said Emmanuel Babeau, Chief Financial Officer. “We believe that a business transformation-linked financing framework not only helps reinforce our commitment to reinvent our company, but will also allow investors and lenders to engage with and support our industry-leading transformation as we work to accelerate the end of smoking and use our strong capabilities to develop products that go beyond nicotine and have a net positive impact on society.”
The Framework outlines the guidelines that PMI will follow in issuing business transformation-linked financing instruments in the debt capital and loan markets, which may include public notes offerings, private placements, loans, and other relevant financing instruments.
The Key Performance Indicators (KPIs) selected for the Framework directly measure and respond to the focus of PMI’s sustainability and corporate strategy, and the company’s most material1 sustainability topic: addressing the health impact of its products. The chosen KPIs are directly linked to two of PMI’s most ambitious and strategic Business Transformation Metrics:
1.PMI’s smoke-free/total net revenue percentage, measuring the scale of the company’s business transformation in regularly reported financial terms and reflecting the publicly announced benchmark by which it aims to become a predominantly smoke-free company.
2.Number of markets where PMI smoke-free products are available for sale, measuring the access provided to adult smokers around the world, which serves as a key indicator of the company’s commitment to drive the obsolescence of cigarettes as fast as possible in as many markets as possible.

1 The term “material” is defined in the referenced sustainability standards and is not meant to correspond to the concept of materiality under the U.S. securities laws and/or disclosures required by the U.S. Securities and Exchange Commission.

The selected KPIs are key elements for demonstrating PMI’s progress towards a smoke-free future, as well as its leading position versus the other global industry players, both in actual performance as well as ambitions for 2025 and beyond. The two KPIs serve as an integral part of PMI’s broader 2025 aspirations included in its Integrated Report 2020, as well as verifiable and regularly reported metrics that provide external stakeholders visibility on how the company achieves its goals.
The Framework includes two Sustainability Performance Targets (SPTs), with an observation date of December 31, 2025:
1.Increase PMI’s full-year 2025 smoke-free/total net revenue percentage to more than 50%, from the 2020 baseline of 23.8%.
2.Increase the number of markets where PMI’s smoke-free products are available for sale to 100 markets by the end of 2025, from the baseline of 64 markets on December 31, 2020.
These ambitious SPTs reflect PMI’s determination to become a predominantly smoke-free company within the next five years and significantly increase the access of its smoke-free products to a greater number of adult smokers across a broad range of markets. The SPTs further demonstrate the company’s commitment to deliver on its purpose and drive the end of cigarette smoking as fast as possible, with the ultimate objective to significantly improve public health.
The Framework was validated by S&P Global Ratings, which provided a second party opinion (SPO). The SPO recognized the chosen KPIs and related SPTs as material, measurable, ambitious, regularly reported and externally verified—in line with the June 2020 Sustainability-Linked Bond Principles administered by the International Capital Market Association (ICMA), and the May 2021 Sustainability-Linked Loan Principles administered by the Loan Market Association (LMA). The SPO is also available on the PMI website.
“The transformation of our company is intrinsically linked to our sustainability and corporate strategy,” said Jennifer Motles, Chief Sustainability Officer. “As our most material issue comes from the impact created by the products we sell, only a radical transformation can successfully contribute to a more sustainable world. We are therefore very pleased to publish our business transformation-linked financing framework, which serves as a further step in achieving our purpose.”
“The Framework builds on our genuine commitment to transform,” she continued, “reflecting: a Statement of Purpose issued by the Board of Directors; concrete KPIs for reporting and compensating executives on that purpose (Business Transformation Metrics); business transformation-linked financing instruments tied to targets for select KPIs; and transparent, periodic disclosures on our progress through integrated reporting. I hope this can serve to inspire something bigger within our industry and set an example for other industries also undergoing transformations.”
PMI is differentiated from other global tobacco companies by its purpose, by its unique value proposition, by the commitment to, pace of and scale of its transformation, by the magnitude of its resource allocations and by the quality of its disclosure. To date, PMI is the only tobacco company within the traditional international tobacco industry that is purposefully working to phase out cigarettes completely and actively engaging with stakeholders to do so. It is also the only company in the industry that has publicly disclosed ambitious forward-looking targets for relevant metrics, including the two selected KPIs. In May of this year, S&P Global Ratings’ ESG Evaluation Report recognized PMI’s business transformation as an industry differentiator.

Forward-Looking & Cautionary Statements
This press release contains projections of future results and other forward-looking statements. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. In the event that risks or uncertainties materialize, or underlying assumptions prove inaccurate, actual results could vary materially from those contained in such forward-looking statements. Pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, PMI is identifying important factors that, individually or in the aggregate, could cause actual results and outcomes to differ materially from those contained in any forward-looking statements made by PMI.
PMI's business risks include: excise tax increases and discriminatory tax structures; increasing marketing and regulatory restrictions that could reduce our competitiveness, eliminate our ability to communicate with adult consumers, or ban certain of our products in certain markets or countries; health concerns relating to the use of tobacco and other nicotine-containing products and exposure to environmental tobacco smoke; litigation related to tobacco use and intellectual property; intense competition; the effects of global and individual country economic, regulatory and political developments, natural disasters and conflicts; changes in adult smoker behavior; lost revenues as a result of counterfeiting, contraband and cross-border purchases; governmental investigations; unfavorable currency exchange rates and currency devaluations, and limitations on the ability to repatriate funds; adverse changes in applicable corporate tax laws; adverse changes in the cost, availability, and quality of tobacco and other agricultural products and raw materials, as well as components and materials for our electronic devices; and the integrity of its information systems and effectiveness of its data privacy policies. PMI's future profitability may also be adversely affected should it be unsuccessful in its attempts to produce and commercialize reduced-risk products or if regulation or taxation do not differentiate between such products and cigarettes; if it is unable to successfully introduce new products, promote brand equity, enter new markets or improve its margins through increased prices and productivity gains; if it is unable to expand its brand portfolio internally or through acquisitions and the development of strategic business relationships; or if it is unable to attract and retain the best global talent. Future results are also subject to the lower predictability of our reduced-risk product category's performance.
Philip Morris International: Delivering a Smoke-Free Future
Philip Morris International (PMI) is leading a transformation in the tobacco industry to create a smoke-free future and ultimately replace cigarettes with smoke-free products to the benefit of adults who would otherwise continue to smoke, society, the company, its shareholders and its other stakeholders. PMI is a leading international tobacco company engaged in the manufacture and sale of cigarettes, as well as smoke-free products, associated electronic devices and accessories, and other nicotine-containing products in markets outside the U.S. In addition, PMI ships versions of its IQOS Platform 1 device and consumables to Altria Group, Inc. for sale under license in the U.S., where these products have received marketing authorizations from the U.S. Food and Drug Administration (FDA) under the premarket tobacco product application (PMTA) pathway; the FDA has also authorized the marketing of a version of IQOS and its consumables as a Modified Risk Tobacco Product (MRTP), finding that an exposure modification order for these products is appropriate to promote the public health. PMI is building a future on a new category of smoke-free products that, while not risk-free, are a much better choice than continuing to smoke. Through multidisciplinary capabilities in product development, state-of-the-art facilities and scientific substantiation, PMI aims to ensure that its smoke-free products meet adult consumer preferences and rigorous regulatory requirements. PMI's smoke-free product portfolio includes heat-not-burn and nicotine-containing vapor products. As of June 30, 2021, PMI's smoke-free products are available for sale in 67 markets in key cities or nationwide, and PMI estimates that approximately 14.7 million adults around the world have already switched to IQOS and stopped smoking. For more information, please visit www.pmi.com and www.pmiscience.com.
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